                                                                    EXHIBIT 10.6


                   WESTERN ATLAS SUPPLEMENTAL RETIREMENT PLAN


         THIS SUPPLEMENTAL RETIREMENT PLAN, made and executed by WESTERN ATLAS INTERNATIONAL, INC., a Delaware corporation (the "Company"),

                                WITNESSETH THAT:

         WHEREAS, effective April 1, 1983, Western Geophysical Company of America established for the benefit of certain of its key employees a supplemental retirement plan known as the Western Geophysical Supplemental Retirement Plan (the "Western Geo Plan"); and

         WHEREAS, pursuant to an agreement between Litton Industries, Inc. and Dresser Industries, Inc., effective as of May 1, 1987, certain employees covered by the Western Geo Plan were transferred to and became employees of the Company, and the Company adopted and assumed all of the obligations of the sponsoring employer under the Western Geo Plan and changed the name of the Western Geo Plan to the Western Atlas Supplemental Retirement Plan; and

         WHEREAS, the Company now desires to make certain changes to the provisions of the Western Atlas Supplemental Retirement Plan as adopted effective as of May 1, 1987;

         NOW, THEREFORE, in consideration of the premises and pursuant to the provisions of Section 13 thereof, the Western Atlas Supplemental Retirement Plan as adopted by the Company effective as of May 1, 1987, is hereby amended by restatement in its entirety effective as of November 13, 1997, to read as follows:


Section 1 - Purpose

         The Plan is designed to provide retirement benefits to selected key employees of the Company and to encourage their continued employment with the Company until retirement.

Section 2 - Eligibility

         The President may recommend to the Committee which key employees, if any, of the Company shall be selected as Participants in the Plan. The Committee shall determine which of the key employees of the Company shall be designated as Participants. The total number of Active Participants shall not exceed 20 at any time. No key employee of the Company shall have any right to participate in the Plan other than through his designation by the Committee as specified herein.

Section 3 - Participation

         A key employee shall commence active participation in the Plan upon (1) his designation by the Committee as a Participant in accordance with Section 2 hereof and (2) his filing with the President his agreement that he will not, during the period of his employment with the Company or during any period thereafter, without the prior written consent of the President become engaged in, or act in any employment or consultant capacity, for any governmental or private enterprise which is, or becomes, directly or indirectly competitive with the Company or products (or services) in which it then deals or proposes to deal. Once he becomes a Participant in the Plan, the key employee continues as an Active Participant until his Termination of Employment other than by Total Disability.

Section 4 - Normal Retirement Benefits

         (a) The Normal Retirement Benefit shall be an annual amount determined in accordance with the applicable provisions of this subsection (a):

                  (i) If a Participant's employment with the Company is terminated on or after age 65 and following at least 25 Years of Service, his Normal Retirement Benefit shall be 55% of his Final Average Compensation.

                  (ii) If, with the consent of the Committee, a Participant's employment with the Company is terminated on or after age 55 and following at least 15 Years of Service, his Normal Retirement Benefit shall be his Final Average Compensation times the percentage factor determined from Exhibit A at the time of his termination of employment.

                  (iii) Except as provided in Section 6, no Normal Retirement Benefit shall be paid under the Plan to any Participant if his employment with the Company terminates prior to age 55 for any reason.

         (b) The Normal Retirement Benefit determined in accordance with subsection (a) above shall be reduced by:

                  (i) Twelve times his primary insurance amount determined under the Social Security Act on his 65th birthday or, if earlier, the reduced primary insurance amount determined on the date as of which his retirement benefits under this Plan commence;

                  (ii) Annual retirement benefits available to the Participant under any public retirement program of a foreign country (including any subdivision thereof), which program is comparable to the United States social security system, and computed on the basis of the maximum single life benefits available to him if he elected to retire under said program on his 65th birthday or, if earlier, on the date as of which his retirement benefits under this Plan commence; and

                  (iii) The annual benefits to be received or which could have been received by the Participant under the Company's Retirement/Profit Sharing Plan or any other plan sponsored by the Company, which plan is either intended to qualify under Section 401 of the Internal Revenue Code or, although not intended to qualify, is designed to provide retirement benefits. Such benefits shall be computed in accordance with the Actuarial Factors as an annual single life annuity on the Participant's 65th birthday, or, if earlier, on the date as of which his retirement benefits under this Plan commence.

Section 5 - Payment of Normal Retirement Benefits

         (a) The payment of a Participant's Normal Retirement Benefit shall commence on the first day of the month following the month in which all the conditions described below are met:

                  (i) The Participant's termination of employment has occurred other than by death;

                  (ii) (a) The Participant has attained at least the age of 65, or

                       (b) The Participant has attained at least the age of 55 and has retired from the Company with the written consent of the Committee;

                  (iii) The Participant has entered into a consulting agreement with the Company substantially in the form of Exhibit B attached hereto, or the Company has expressly declined to enter such agreement. The compensation fixed in such agreement shall be reasonable and any dispute relative thereto shall be submitted to binding arbitration;

                  (iv) The Participant has filed with the Committee a completed written election on a form furnished by the Committee to receive said benefits; and

                  (v) The Participant's written election specifies that payment is to be made in one of the four following forms:

         (1) Single Life Annuity - The Participant shall receive a monthly benefit equal to 1/12 of his annual Normal Retirement Benefit for life with all payments ceasing upon the death of the Participant.

         (2) Joint and Survivor Annuity - The Participant shall receive a monthly benefit for life reduced from the benefit provided in (1) above and the same reduced monthly benefit or a lesser amount shall be paid after his death to and during the life of the person who was his spouse at the time the first payment was made under this paragraph. The amount of the reduced benefits shall be determined in accordance with the Actuarial Factors.

         (3) Ten-Year Certain Annuity - The Participant shall receive a monthly benefit for life reduced from the benefit provided in (1) above. If the Participant does not live to receive 120 monthly payments, the balance of the 120 monthly payments shall be continued to his designated beneficiary. The amount of the reduced retirement benefit shall be determined in accordance with the Actuarial Factors. The class of beneficiaries which can be designated shall be limited to the Participant's spouse, his children, or his estate.

         (4) Fifteen-Year Only Annuity - The Participant shall receive a monthly benefit for 180 months reduced from the benefit provided in (1) above. If the Participant does not live to receive 180 monthly payments, the balance of the 180 monthly payments shall be continued to his designated beneficiary. The amount of the reduced retirement benefit shall be determined in accordance with the Actuarial Factors. The class of beneficiaries which can be designated shall be limited to the Participant's spouse, his children, or his estate.

         (b) In the event the Participant retired with the written consent of the Committee and elects to commence payment on his Normal Retirement Benefit prior to age 65, such benefit shall be reduced according to the Actuarial Factors and appropriate adjustment shall be made in the computation of the offsets under subsection 4(b) above.

         (c) No benefits shall be payable hereunder to a Participant who dies prior to commencement of payments provided herein, except, and to the extent, provided in Section 7 hereof.

         (d) An election of one of the four forms of benefits above is irrevocable after receipt of the first payment. The designated beneficiary in
(3) or (4) of subsection 5(a)(v) above may be changed at any time prior to the death of the Participant. In the event the written election specifies none of the four forms, the Participant shall be automatically deemed to have elected a Single Life Annuity.

         (e) Payments hereunder shall commence as soon as administratively feasible after satisfaction of the five conditions described above and shall be effective as of the first day of the month following the satisfaction of said conditions.

Section 6 - Disability Benefits

         In the event that a Participant's Total Disability occurred while employed by the Company, he shall be entitled to receive a monthly disability benefit equal to 40% of his Monthly Compensation, offset by the sum of: (a) all amounts payable to such Participant by or on behalf of the Company on account of such Total Disability (including, without limitation, amounts payable under a Company-sponsored disability insurance plan or other benefit plan of the Company, amounts payable as sick pay, amounts payable under so-called Workers Compensation Acts or similar laws of a foreign government, but excluding lump sum amounts for loss of a body organ or other body member, amounts paid for medical expenses and amounts distributed under the Company's Retirement/Profit Sharing Plan), calculated as if the Participant had participated to the fullest extent possible in such plans and programs; and
(b) the Social Security (or comparable foreign government) disability benefits payable to such Participant. For purposes of determining any offset under the preceding sentence, any payments that are not made on a monthly basis shall be converted to monthly payments under a methodology approved by the Committee. The monthly disability benefit payments provided herein shall commence with the fourth month of the Participant's Total Disability and shall be payable monthly thereafter during the Participant's lifetime as long as such Total Disability continues but not after he attains age 65, and in no event longer than the number of full months the Participant was employed by the Company. Further, after disability benefits have been paid to a Participant for twenty-four consecutive months, future monthly disability payments shall be reduced by any earned income (as defined in Section 911(d)(2) of the Internal Revenue Code) of the Participant in such later months. The earned income of such later months shall be conclusively presumed to equal the disability benefit otherwise payable hereunder unless the Participant makes his federal, state, or other applicable tax returns, books, records, and other financial information available to the Company upon its request at such time and place the Company may specify. If a Participant's Total Disability continues until he attains age 65, such Participant shall be entitled to receive a Normal Retirement Benefit determined on the basis of his Final Average Compensation as of the date his Total Disability commenced and as if his period of Total Disability was an Employment Period.

Section 7 - Death Benefits

         (a) Death Before Age 65 - Active Participants Only

         If an Active Participant dies, his spouse shall be entitled to receive a monthly death benefit equal to 40% of his Monthly Compensation. The death benefit shall only be payable for the lesser of (1) the number of full months the Participant was employed by the Company or (2) the number of full months between his date of death and the date on which he would have attained age 65. The monthly death benefit shall be payable to the spouse to whom the Participant was married on the date of his death. Any monthly death benefit described in this paragraph that would be payable but for the fact that said spouse is not living, shall be payable in an amount described below pro rata to living Dependents of the Participant. The amount is the monthly death benefit otherwise payable multiplied by a fraction (not greater than one), the numerator of which is the number of living Dependents of the Participant and the denominator of which is 3, where the appropriate fraction is determined each month as the monthly death benefit becomes payable. The monthly death benefit otherwise payable pursuant to this paragraph shall cease at such time as there is no living person described above who is eligible to receive said benefit.

         (b) Death Prior to Receipt of Section 5 Payments - Active Participants Only

         In the event an Active Participant with at least 15 Years of Service dies prior to the receipt of the first payment under Section 5 hereof, his beneficiary shall be entitled to receive a portion, described below, of the Normal Retirement Benefit which the Participant would have received, if any, on the date of his death. The amount of the benefit shall commence and be computed under Sections 4 and 5 assuming the Participant was living and elected payments to start on the later of (1) the day before his death or (2) the day on which Participant would have attained the age of 65, in which case the death of the Participant will be deemed to have occurred on the following day. For purposes of this Section, the beneficiary or beneficiaries of a Participant and a form of payment permitted under Section 5(a)(v) shall be designated by such Participant in writing on a form prescribed by and filed with the Company, and such designation shall remain in effect until changed by the Participant by the filing of a new beneficiary designation form with the Company. If a Participant fails to so designate a beneficiary, or in the event all of the Participant's designated beneficiaries are individuals who predecease such Participant, then any amount payable under this Section with respect to the death of such Participant shall be paid to such Participant's surviving spouse, if any, but if none, to such Participant's estate. If a Participant fails to so designate a form of payment permitted under Section 5(a)(v), then the benefit payable pursuant to this Section shall be paid in the form of a Ten-Year Certain Annuity under Section 5(a)(v)(3).

Section 8 - Forfeiture of Benefits

         Notwithstanding any other provisions of this Plan, a Participant's benefits under the Plan shall be forfeited if the Participant's employment with the Company terminates for any reason, and at any time thereafter the Participant becomes engaged in or employed by another enterprise which is directly or indirectly competitive with the Company or products (or services) in which it then deals or proposes to deal, or if the Participant violates the agreements described in Section 3 or Section 5(a)(iii) or the terms of his consulting agreement, if any, with the Company.

Section 9 - Funding of Plan Benefits

         The Company shall not be required to establish any reserves of corporate assets or to establish any trust fund with respect to the funding of plan benefits provided herein. The benefits provided herein constitute unfunded and unsecured general obligations of the Company and no Participant or beneficiary shall have any rights to or interests in any particular assets of the Company except to receive Plan benefits as they become due.

Section 10 - Non-alienation of Benefits

         No right under the Plan shall be subject to anticipation, sale, assignment, pledge, encumbrance or charge. If any Participant shall be adjudicated bankrupt or attempt to anticipate, sell, assign, pledge, or encumber any right hereunder, all rights of such Participant shall terminate and any unpaid balance, or any part thereof may be held or applied for the benefit of his legal representatives, spouse, children or other dependents, or any of them, in such manner and in such proportions as the President may deem proper.

Section 11 - Claim Procedures

         All claims for benefits under the Plan shall be submitted in writing to the President. The President shall review the claim when filed and advise the Participant or beneficiary as to whether the claim is approved or denied. If the claim is wholly or partially denied, the President shall furnish a written denial within 90 days after receipt of the filed claim unless special circumstances require an extension of time for processing the claim, in which case the President shall furnish the written denial within 180 days after receipt of the filed claim. The written denial shall contain (a) the specific reason or reasons for denial; (b) specific reference to pertinent Plan provisions on which the denial is based; (c) a description of any additional information necessary for the Participant to perfect the claim and an explanation of why such material or information is necessary; and (d) appropriate information as to the steps to be taken if the Participant wishes to appeal the denial of the claim. In the event the Participant is the President, the Committee shall be substituted for "President" wherever it appears in this Section.

         The Participant or beneficiary may appeal the denial of the claim to the Committee within 90 days after receipt of such decision. The appeal shall be in writing addressed to the Committee and shall state the reason why it should grant the appeal. The Committee shall conduct a full and fair review of the claim and shall issue its decision within 60 days of the receipt of the appeal unless there are special circumstances, in which case a decision shall be rendered within 120 days of the receipt of the appeal.

         The Committee's decision upon appeal, or the President's initial decision if no appeal is taken, shall be final, conclusive and binding on all parties.

Section 12 - Right to Terminate Employment

         The selection of any key employee for participation in the Plan shall not give such Participant any right to be retained in the employ of the Company and such employment is terminable at will and without cause by the Company. The right and power of the Company to dismiss or discharge any Participant is specifically and unqualifiedly reserved.

Section 13 - Plan Amendment, Termination or Suspension

         The Board of Directors of the Parent or the Committee, each acting in its sole discretion, retains the power to amend, suspend, or terminate the Plan in any manner or at any time. Unless otherwise expressly provided, an amendment, suspension or termination shall only apply to Active Participants who are accruing Years of Service on the day such action was taken by the Board of Directors of the Parent or the Committee; provided however, that no such amendment, suspension or termination shall, without a Participant's consent, retroactively adversely affect his rights to receive the benefits in accordance with the Plan to which he would have been entitled if he had retired from his employment with the Company with the consent of the Committee on the day immediately prior to said amendment, suspension or termination.

Section 14 - Administration

         This Plan shall be administered by the Committee. The Committee shall have full power and authority to interpret and administer the Plan, to adopt rules and regulations and to establish terms and conditions, not inconsistent with the provisions of the Plan, for the administration and implementation of the Plan.

Section 15 - Facility of Payment

         The Company may make any payments required by this Plan when the payee is incapacitated in the judgment of the Committee by reason of physical or mental illness or infirmity: (a) to the payee directly; (b) to the guardian of the payee's personal estate; (c) to the custodian of a minor payee serving under the Uniform Gifts to Minors Act of Texas or any other state; or (d) in the event an inter vivos or testamentary trust is then in existence for the benefit of any such payee, the Company may make any such payments to the trustee or trustees of any such trust. The Company may make the payment specified by this Agreement without liability of anyone other than the specified payee. The Participant hereby agrees, on behalf of himself, his heirs and assigns, to hold the Company harmless from any liability for making payments as specified by this Agreement unless and until the Company is served with citation or other process issuing out of a court of competent jurisdiction in connection with a suit instituted by someone for the purpose of recovering or establishing an interest in such payments.

Section 16 - Rehired Key Employee

         Except as provided in this Section, a Participant who terminates employment with the Company and is subsequently rehired by the Company shall not become eligible to resume active participation in the Plan and his Years of Service after his rehire date shall not be counted in computing benefits based on his former participation for any purposes of the Plan. If such Participant is again designated an Active Participant by the Committee in accordance with
Section 2, the Committee in its discretion may in writing provide for the Participant's period of employment with the Company prior to his rehire date or for any period of such Participant's Total Disability to be aggregated with such Participant's subsequent employment with the Company for the purposes of computing Years of Service, Monthly Compensation and/or Final Average Compensation. An individual who first becomes a Participant after his rehire date shall not be permitted to count his Years of Service, Monthly Compensation and Final Average Compensation for any previous Employment Period unless the Committee specifies in writing the particular period which is to be counted.

Section 17 - Severability

         The invalidity or enforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

Section 18 - Binding Effect

         This Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participant, his beneficiaries, devisees, heirs, executors, administrators and legal representatives.

Section 19 - Entire Plan

         This Plan is intended as a final expression of the undertaking by the Company and is intended also as a complete and exclusive statement of the terms of said undertaking. No modification of the Plan herein shall be effective unless approved by the Board of Directors of the Parent or the Committee.

Section 20 - Definitions

         (a) Active Participant - A key employee designated by the Committee for participation in the Plan who has met the requirements of Section 3.

         (b) Actuarial Factors - The "applicable mortality table" within the meaning of section 417(e)(3) of the Internal Revenue Code of 1986, as amended, and an annual rate of interest equal to the lesser of 7% or the "applicable interest rate" within the meaning of section 417(e)(3) of said Code.

         (c) Age - Any reference to a particular age shall mean the age of the affected individual on his last birthday.

         (d) Committee - The Compensation Committee of the Board of Directors of the Parent or such other committee of the Board of Directors of the Parent as determined by such Board.

         (e) Company - Western Atlas International, Inc., a Delaware corporation headquartered in Houston, Texas, or its successor.

         (f) Construction - The masculine gender shall be deemed to include the feminine gender and the singular the plural unless the context clearly indicates otherwise.

         (g) Dependent - A son or daughter who is

                  (i) under the age of 19, or

                  (ii) under the age of 23 and a full-time student at an accredited educational institution.

         (h) Employment Period - The elapsed period of time of compensatory service with the Company from the commencement of employment to the termination of that particular employment.

         (i) Final Average Compensation - The sum, divided by three, of:

                  (i) the base pay of the Participant over any consecutive 36 months of the 60-month period ending on the last day of the month in which his termination of employment occurs, plus

                  (ii) any cash bonus paid to the Participant prior to January 1, 1998, and during such 36 months, and

                  (iii) any performance-based cash bonus paid to the Participant after December 31, 1997, and during such 36 months.

The 36 consecutive month period used to determine a Participant's Final Average Compensation shall be the period which produces the highest such Final Average Compensation.

         (j) Key Employee - A highly-compensated individual employed by the Company.

         (k) Monthly Compensation - The sum, divided by twelve, of:

                  (i) the base pay of the Participant for the twelve months preceding the date he became totally disabled or died, whichever is applicable, plus

                  (ii) any cash bonus paid to the Participant prior to January 1, 1998, and during such period, plus

                  (iii) any performance-based cash bonus paid to the Participant after December 31, 1997, and during such period.

         (l) Participant - A key employee who was designated for participation in the Plan pursuant to Section 2.

         (m) President - The President of the Company.

         (n) Plan - The Western Atlas Supplemental Retirement Plan.

         (o) Parent - Western Atlas Inc. or its successor.

         (p) Termination of Employment - Occurs on that date when the common law employment relationship between the Company and the individual ceases. A termination of employment includes a leave of absence or a medical leave of absence.

         (q) Total Disability - The total and permanent incapacity of an Active Participant to perform the usual duties of his employment with the Company as determined by the Committee. Such incapacity shall be deemed to exist when certified by a physician acceptable to the Committee.

         (r) Years of Service - Each full twelve-month Employment Period constitutes a Year of Service. If the Committee so directs, the designated Employment Periods shall be aggregated in computing Years of Service. The Committee may, in its discretion, credit a Participant who has at least 15 Years of Service with additional Years of Service for periods during which, though not an employee of the Company, he rendered valuable services as a full-time employee to an affiliated corporation of the Company or for periods of time subsequent to the Participant=s termination of employment during which periods the Participant was subject to a written agreement with the Company to provide consulting and advisory services. Years of Service do not include any period of time during which the Participant violated the provisions of Section 3(2) above.

              WESTERN ATLAS INTERNATIONAL EXECUTIVE RETIREMENT PLAN

                                    EXHIBIT A

                              YEARS OF SERVICE (1)

--------------------------------------------------------------------------------------------------------
               25     24       23     22       21     20       19     18       17       16     15
--------------------------------------------------------------------------------------------------------
Age(1) 65+     55     52.5     50     47.5     45     42.5     40     37.5     35       32.5   30

       64      52.5   50       47.5   45       42.5   40       37.5   35       32.5     30     27.5

       63      50     47.5     45     42.5     40     37.5     35     32.5     30       27.5   25

       62      47.5   45       42.5   40       37.5   35       32.5   30       27.5     25     22.5

       61      45     42.5     40     37.5     35     32.5     30     27.5     25       22.5   20

       60      42.5   40       37.5   35       32.5   30       27.5   25       22.5     20     17.5

       59      40     37.5     35     32.5     30     27.5     25     22.5     20       17.5   15

       58      37.5   35       32.5   30       27.5   25       22.5   20       17.5     15     12.5

       57      35     32.5     30     27.5     25     22.5     20     17.5     15       12.5   10

       56      32.5   30       27.5   25       22.5   20       17.5   15       12.5     10     7.5

       55      30     27.5     25     22.5     20     17.5     15     12.5     10       7.5    5
      ---------
54 and prior   --     --       --     --       --     --       --     --       --       --     --

(1) Note:  Both Age and Years of Service determined as of the date of termination of employment with Western Atlas International, Inc.

                                                                       EXHIBIT B

                              CONSULTING AGREEMENT



         THIS AGREEMENT, entered into this _____ day of __________, 19__, between WESTERN ATLAS INTERNATIONAL, INC., (hereinafter referred to as "the Company"), a Delaware corporation, and _______________________________________
(hereinafter referred to as ___________________________________):

                                  WITNESSETH:

         WHEREAS, _______________ desires to retire on _________________________
under the terms of the supplemental retirement plan of the Company; and

         WHEREAS, in view of the fact that _________________________________ has been associated with the Company since ________________________ and a key employee in the accomplishment of its corporate purposes, the Company desires to engage __________________ to act as an independent consultant for the Company:

         NOW THEREFORE, in consideration of the premises and mutual covenants and promises hereinafter contained, the parties hereto do hereby agree and contract as follows:

         1. ________________________________ agrees that he will serve the
Company as an independent consultant from ______________________ through ______________________, and thereafter until this agreement is terminated as provided in paragraph 6 below, by rendering such advice and assistance to the Company in connection with its business matters as the President of the Company may reasonably request.

         2. The Company hereby engages __________________________ as an independent consultant, and not as an employee, during such period and agrees to compensate him therefore at a daily rate of $__________, payable in accordance with the Company's payroll practices as in effect when services are performed. ___________________________ shall be available for the rendition of consulting services at times and places mutually agreed upon during at least (_____) days per year. For purposes of this agreement, travel days in the continental United States shall not be counted or recompensed, while international travel days shall.

         3. The Company shall reimburse ___________________________ for any reasonable expenses incurred in rendering services hereunder as an independent consultant.

         4. This agreement shall terminate in the event of____________________'s death and may be terminated on or after _________________________ by the Company at any time by thirty days written notice to ___________________________.

         5. If because of temporary disability __________________________ shall be unable to render consulting services as provided in this agreement, such failure shall not constitute a breach of performance hereunder.

         6. ____________________________ agrees that while this agreement is in effect, he will not engage in offering his services as a consultant to others, will not engage in any occupation requiring personal services in a business which is, or becomes, competitive with that conducted by the Company or any of its subsidiaries or affiliates, or serve on the Board of Directors of any corporation engaged in any such business, except with the written consent of the President. In the event that _________________________ engages in any such activity without obtaining the written consent of the President of the Company, this agreement shall terminate and any obligation to make payments to the participant or his beneficiaries, which payments were in any part based on ______________________'s agreement to perform this consulting agreement, such as payments under the Western Atlas Supplemental Retirement Plan, shall forever cease.

         7. This agreement shall be construed under and be governed by the laws of the State of Texas.

                                  WESTERN ATLAS INTERNATIONAL, INC.



                                  By
                                           ------------------------------------
                                           President

                                           ------------------------------------

                                  SUPPLEMENT A

                        WESTERN ATLAS INTERNATIONAL, INC.

                                 RETIREMENT PLAN

                                   MAY 1, 1987



Section 1 - Purpose

         Certain current key employees of the Company who are designated as participants in the Plan must be provided more guarantees than the Plan provides to encourage their continued employment with the Company until retirement.

Section 2 - Eligibility and Participation

         In addition to designating key employees of the Company as Participants in the Plan, the Chief Operating Officer may designate on or before June 30, 1983, Plan Participants as Participants in this Supplement.

Section 3 - Benefits

         The benefits provided by the supplement are those additional benefits, if any, that would arise if Section 4 of the Plan contained as subsection (c) thereof the following:

         (c) In no event shall the Normal Retirement Benefit determined in accordance with subsection (a) be reduced more than 60% by the reductions described in (b) above; provided, however, that the limitation on reductions provided herein shall not operate to increase the Participant's total retirement income [the benefits described under subsection (a) plus the benefits referenced in subsection (b)] to more than 65% of the Participant's Final Average Compensation.